UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

Sonim Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38907	94-3336783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 South Grant Street Suite 750 San Mateo, CA		94402
(Address of Principal Executive Offices)		(Zip Code)

(650) 378-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On October 30, 2019, Sonim Technologies, Inc. (the “Company”) announced its financial results for the three and nine months ended September 30, 2019. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On October 29, 2019, the Company and Mr. Robert Plaschke agreed that Mr. Plaschke would no longer serve as the Company’s Chief Executive Officer and would resign from the Company’s Board of Directors (the “Board”), effective as of October 29, 2019. Mr. Plaschke indicated that his resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Plaschke’s transition, the Company entered into a Transition and Separation Agreement (the “Plaschke Agreement”) with Mr. Plaschke pursuant to which Mr. Plaschke has agreed to serve as a Senior Advisor to the Board until April 30, 2020, unless Mr. Plaschke’s employment is terminated prior to such time (the “Transition Period”).

Pursuant to the Plaschke Agreement, during the Transition Period, Mr. Plaschke is entitled to payment of his current base salary and to continue to participate in the employee benefit plans generally available to the Company’s employees. Mr. Plaschke’s outstanding equity awards will also continue to vest during the Transition Period and, if the Company terminates Mr. Plaschke’s employment without cause prior to April 30, 2020, vesting of such equity awards shall accelerate as if Mr. Plaschke were employed through April 30, 2020.

Also pursuant to the Plaschke Agreement, if Mr. Plaschke resigns for any reason prior to April 30, 2020, Mr. Plaschke shall be entitled to salary continuation and COBRA health insurance premiums through April 30, 2020. If the Company terminates Mr. Plaschke without cause prior to April 30, 2020 or Mr. Plaschke remains employed through April 30, 2020, Mr. Plaschke will be entitled to (i) salary continuation through April 30, 2020, (ii) a lump sum payment in an amount to be determined by the Board, which shall be between three and six months of his base salary, (iii) COBRA health insurance premiums up to July 30, 2020, and (iv) an extension of his post-separation option exercise period until October 30, 2020. Such payments and benefits are conditioned upon Mr. Plaschke continuing to comply with certain restrictive covenants applicable to him and upon execution, delivery and non-revocation of a general release of claims. In addition, any amount payable upon a termination of employment under the Plaschke Agreement will be paid only if the termination constitutes a separation from service under Section 409A of the Code. The foregoing summary of the material terms of the Plaschke Agreement is subject to the full and complete terms thereof, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Appointment of Chief Executive Officer and Director

On October 30, 2019, the Company announced the appointment of Thomas Wiley Wilkinson as the Company’s Chief Executive Officer and the member of the Board, effective as of October 29, 2019. In this role, he will also act as a principal executive officer of the Company, effective immediately.

Mr. Wilkinson, age 50, has served as a strategic consultant and financial advisor to small and medium-sized public and privately held businesses since January 2014. From August 2015 until October 2017, Mr. Wilkinson served as Chief Financial Officer and later as Chief Executive Officer at Xplore Technologies Corp., a rugged tablet technology company. Prior to his service at Xplore, he served as Chief Financial Officer at Amherst Holdings, LLC, a financial services company. Mr. Wilkinson was the co-founder and Managing Partner of PMB Helin Donovan, a multi-office regional accounting firm. He currently serves on the Board of Directors of Astrotech Corporation, a science and technology development and commercialization company, where he serves as a member of the audit committee, corporate governance and nominating committee and as chair of the compensation committee, and CipherLoc Corporation, a data security solutions company, where he also currently serves as the interim Chief Executive Officer. Mr. Wilkinson received a Masters of Professional Accounting and a Bachelors of Business Administration each from University of Texas at Austin in 1992.

There are no family relationships between Mr. Wilkinson and any Company director or executive officer, and no arrangements or understandings between Mr. Wilkinson and any other person pursuant to which he was selected as an officer. Mr. Wilkinson is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

On October 28, 2019, the Company entered into an employment agreement with Mr. Wilkinson (the “Wilkinson Agreement”). Pursuant to the Wilkinson Agreement, Mr. Wilkinson will receive an annual base salary of $400,000. Further, he is eligible, beginning in the fiscal year 2020, for an annual bonus of 100% of his base salary based on performance against targets to be determined by the Board at the beginning of each year. In the Wilkinson Agreement, the Company has agreed to establish a transaction bonus plan, which will be funded by 10% of the consideration payable to company stockholders in the event of a change in control after deducting transaction expenses, of which Mr. Wilkinson shall have a 50% interest. In addition, Mr. Wilkinson is entitled to receive up to $15,000 each year for his participation in World Presidents Organization activities and a monthly stipend of $2,000 through July 2020 for office space in Austin, Texas. Mr. Wilkinson is eligible to participate in the employee benefit plans generally available to our employees, as well as in discretionary bonuses (if any) approved by the Board from time to time. Mr. Wilkinson will receive an option to purchase 200,000 shares of the Company’s stock, which option will vest over a four year period subject to continued service to the Company. Pursuant to the Wilkinson Agreement, if Mr. Wilkinson’s employment is terminated without cause, or his employment is terminated due to death, permanent disability or for good reason, in either case at any time prior to a change in control or more than 13 months after a change in control, Mr. Wilkinson will receive 12 months of continued base salary and reimbursement for COBRA health insurance premiums for up to 12 months following the date of termination. If Mr. Wilkinson’s employment is terminated without cause, or his employment is terminated for good reason, in either case at any time within 13 months after a change in control, Mr. Wilkinson will receive 18 months of continued base salary, reimbursement for COBRA health insurance premiums for a period of up to 18 months, 150% of his target bonus for the year of termination (assuming full achievement, but no over-achievement, of performance targets under the bonus plan), and accelerated vesting of any then-outstanding options or stock awards. Such payments and benefits are conditioned upon Mr. Wilkinson continuing to comply with certain restrictive covenants applicable to him and upon execution, delivery and non-revocation of a general release of claims. In addition, any amount payable upon a termination of employment under the Wilkinson Agreement will be paid only if the termination constitutes a separation from service under Section 409A of the Code. The foregoing summary of the material terms of the Wilkinson Agreement is subject to the full and complete terms of the agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Mr. Wilkinson will also be party to an indemnification agreement in the form filed as Exhibit 10.4 to the Form S-1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

99.1	Press Release issued by Sonim Technologies, Inc. dated October 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonim Technologies, Inc.
(Registrant)

Date: October 30, 2019	By:	/s/ Robert Tirva
Robert Tirva
Interim Chief Financial Officer